EXHIBIT 4

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COMMON STOCK                 FLORIDAFIRST BANCORP, INC.         CUSIP __________
CERTIFICATE NO.

                             INCORPORATED UNDER THE
                          LAWS OF THE STATE OF FLORIDA

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS CERTIFIES THAT:

IS THE OWNER OF:

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.10 PAR VALUE PER SHARE OF

                           FloridaFirst Bancorp, Inc.

     The shares represented by this certificate are transferable only on the stock transfer books of the corporation by the holder of record hereof in person, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the corporation's official corporate papers filed with the Department of State of the State of Florida (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

              THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT
                        FEDERALLY INSURED OR GUARANTEED.

     In Witness Whereof, FloridaFirst Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED:


____________________________________        ____________________________________
PRESIDENT                                                              SECRETARY

                                      SEAL
                                Incorporated 2000

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                           FLORIDAFIRST BANCORP, INC.

     The shares represented by this certificate are subject to a limitation contained in the articles of incorporation (the "Articles") to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock ( the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit. In addition, for five years from the initial sale of common stock, no person or entity may offer to acquire or acquire more than 10% of the then outstanding shares of any class of equity securities of the corporation.

     The Board of Directors of the corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this certificate may not be cumulatively voted in the election of directors of the corporation. The Articles also require the approval of not less than 80% of the corporation's voting stock prior to the corporation engaging in certain business combinations (as defined in the Articles) with a person who is the beneficial owner of 10% or more of the corporation's outstanding voting stock, or with an affiliate or associate of the corporation. This restriction does not apply if certain approvals are obtained from the Board of Directors. The affirmative vote of holders of 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend this and certain other provisions of the Articles.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -        as tenants in common          UNIF TRANS MIN ACT -       _______________Custodian_______________
                                                                              (Cus)                   (Minor)
TEN ENT -        as tenants by the entireties                             under Uniform Transfers to Minors Act
                                                                          _______________________
                                                                                  (State)
JT TEN  -        as joint tenants with right of
                 survivorship and not as tenants
                 in common
     Additional abbreviations may also be used though not in the above list.

     FOR  VALUE  RECEIVED   ________________________  hereby  sell,  assign  and
transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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shares of the common stock represented by the within certificate and do hereby

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irrevocably constitute and appoint Attorney to transfer the said shares on the

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books of the within named corporation with full power of substitution in the

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premises.

Dated                                       X
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                                            X
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     NOTICE:  The signatures to this assignment must correspond with the name(s)
as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:
                         -------------------------------------------------------
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.

Countersigned and Registered:

                          Transfer Agent and Registrar



                          By:
                              --------------------------------------------------
                                  Authorized Signature